UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2018

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, Spectrum Brands Holdings, Inc. (“Spectrum Brands”) has entered into a definitive Acquisition Agreement with Energizer Holdings, Inc. (“Energizer”), pursuant to which Spectrum Brands has agreed to sell to Energizer its  global battery, lighting and portable power business (the “GBL Business”) for an aggregate purchase price of $2.0 billion in cash, subject to certain purchase price adjustments.

On December 11, 2018, Spectrum Brands announced that it had received clearance from the European Commission (“EC”) for the sale of the GBL Business to Energizer. The parties have now received all outstanding approvals necessary to complete the transaction and expect to close the transaction in January 2019. As previously announced, the EC's approval is conditioned on Energizer divesting Spectrum Brands’ Varta consumer battery, chargers, portable power and portable lighting business in the Europe, the Middle East and Africa region, including manufacturing and distribution facilities in Germany.

In connection with the foregoing, on December 11, 2018, Spectrum Brands issued a press release with respect to the announcement described above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements:

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the expected benefits of the proposed transaction, the anticipated timing of the completion of the proposed transactions, the uses of any proceeds from the transaction and the process and timeline with respect to sale of the Varta Divestment Business. These forward-looking statements generally are identified by the words “opportunity,” “offers,” “expected,” “intends,” “anticipated” and similar words and expressions. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward looking statements are made based on information currently known and are subject to various risks and uncertainties. Risks and uncertainties to which these forward-looking statements are subject include, without limitation: (1) the proposed transactions and/or the divestment of the Varta Divestment Business may not be completed on the anticipated terms and timing or at all, (2) conditions imposed on required regulatory approvals that could adversely affect the anticipated benefits from the proposed transactions, (3) a condition to closing of the proposed transaction may not be satisfied, (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (5) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transactions, (6) negative effects of the announcement or the consummation of the transaction on the market price of Spectrum Brands’ common stock, (7) the risk that disruptions from the proposed transactions will harm Spectrum Brands’ business, including current plans and operations, (7) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (8) the ability of Spectrum Brands to retain and hire key personnel, (9) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the proposed transactions or cause the terms of the proposed transactions to be modified, and (10) management’s response to any of the aforementioned factors. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Spectrum Brands’ most recent 10-K, 10-Q, 8-K reports and other publicly available filings. Energizer and Spectrum Brands do not assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018
SPECTRUM BRANDS HOLDINGS, INC.
	By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Executive Vice President, General Counsel and Secretary